Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@century-bank.com

Phone:	781-393-4630

Fax:	781-393-4071
CENTURY BANCORP, INC. ANNOUNCES 7% EARNINGS GROWTH FOR Q2 2009 DESPITE
FDIC SPECIAL ASSESSMENT; ASSETS AT $2.0 BB; REGULAR DIVIDEND DECLARED
Medford, MA, July 14, 2009—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.century-bank.com) (“the Company”) today announced net income of $2,007,000, or $0.36 per share diluted, for the quarter ended June 30, 2009, an increase of 7.0% as compared to net income of $1,876,000, or $0.34 per share diluted, for the quarter ended June 30, 2008. Total assets increased 13.1% from $1.8 billion at December 31, 2008 to $2.0 billion at June 30, 2009. For the first six months of 2009, net income totaled $3,893,000, or $0.70 per share diluted, an increase of 5.9% when compared to net income of $3,676,000, or $0.66 per share diluted, for the same period a year ago.
On May 22, 2009, the FDIC announced a special assessment on insured institutions as part of its efforts to rebuild the Deposit Insurance Fund and help maintain public confidence in the banking system. The special assessment is five basis points of each FDIC-insured depository institution’s assets minus Tier 1 capital, as of June 30, 2009. The Company recorded a pre-tax charge of approximately $1.0 million in the second quarter of 2009 in connection with the special assessment.
Net interest income totaled $22.8 million for the first six months of 2009 compared to $20.9 million for 2008. The 8.9% increase in net interest income for the period is mainly due to a 22.5% increase in the average balances of earning assets, combined with a similar increase in deposits. The increased volume was somewhat offset by a decrease of twenty-three basis points in the net interest margin. The net interest margin decreased from 2.85% on a fully taxable equivalent basis in 2008 to 2.62% on the same basis for 2009.
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The provision for loan losses increased by $1.3 million from $1.6 million for the six months ended June 30, 2008 to $2.9 million, for the same period in 2009, as a result of increases in loans on nonaccrual as well as continued deterioration in overall economic conditions such as increased unemployment. The Company capitalized on favorable market conditions and realized $978,000 of net gains on sales of investments during the first quarter of 2009. Included in operating expenses for the second quarter and first six months of 2009 are FDIC assessments of $1.6 million and $2.1 million, respectively, as compared to $145,000 and $178,000 for the same periods in 2008. FDIC assessments increased primarily as a result of the special assessment charge of approximately $1.0 million as well as an increase in the assessment rate during the second quarter of 2009.
The Company’s effective tax rate declined from 27.0% for the six months ended June 30, 2008 to 10.1% for the same period in 2009 primarily as a result of an increase in tax-exempt income.
At June 30, 2009, total equity was $125.2 million compared to $120.5 million at December 31, 2008. The Company’s equity increased as a result of earnings and a decrease in accumulated other comprehensive loss, net of taxes, offset somewhat by dividends paid. The Company’s leverage ratio stood at 7.91% at June 30, 2009, compared to 9.22% at June 30, 2008. Book value as of June 30, 2009 was $22.64 per share compared to $21.76 at June 30, 2008.
The Company’s allowance for loan losses was $13.4 million or 1.60% of loans outstanding at June 30, 2009, compared to $11.1 million, or 1.33% of loans outstanding at December 31, 2008 and $9.5 million, or 1.24% of loans outstanding at June 30, 2008. Non-performing assets totaled $17.1 million at June 30, 2009, compared to $3.7 million at December 31, 2008 and $3.7 million at June 30, 2008. Non-performing assets increased primarily as a result of three loan relationships, one primarily commercial real estate and two construction.
The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable August 17, 2009 to stockholders of record on August 3, 2009.
The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-two full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.
Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Condition (unaudited)
(in thousands)

	June 30,	December 31,
	2009	2008
Assets
Cash and Due From Banks	$43,635	$61,195
Federal Funds Sold and Interest-bearing Deposits In Other Banks	80,256	94,973

Short-term Investments	140,885	43,814

Securities Available-For-Sale (AFS)	657,292	495,585

Securities Held-to-Maturity	195,230	184,047

Federal Home Loan Bank of Boston stock, at cost	15,531	15,531

Loans:
Commercial & Industrial	130,059	141,373
Construction & Land Development	63,448	59,511
Commercial Real Estate	327,306	332,325
Residential Real Estate	192,381	194,644
Consumer and Other	8,760	9,258
Home Equity	113,468	98,954

Total Loans	835,422	836,065
Less: Allowance for Loan Losses	13,364	11,119

Net Loans	822,058	824,946

Bank Premises and Equipment	21,345	22,054
Accrued Interest Receivable	6,771	6,723
Goodwill	2,714	2,714
Core Deposit Intangible	1,090	1,283
Other Assets	51,135	48,701

Total Assets	$2,037,942	$1,801,566

Liabilities
Demand Deposits	$273,257	$277,217

Interest Bearing Deposits:
Savings and NOW Deposits	502,503	353,261
Money Market Accounts	424,163	308,177
Time Deposits	324,260	326,872

Total Interest Bearing	1,250,926	988,310

Total Deposits	1,524,183	1,265,527

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	66,652	112,510
Other Borrowed Funds	245,988	238,558

Total Borrowed Funds	312,640	351,068

Other Liabilities	29,764	28,385
Investments Purchased payable	10,050	—
Subordinated Debentures	36,083	36,083

Total Liabilities	1,912,720	1,681,063

Total Stockholders’ Equity	125,222	120,503

Total Liabilities & Stockholders’ Equity	$2,037,942	$1,801,566

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Income (unaudited)
For the Quarter and Six Months Ended June 30, 2009 and 2008
(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Interest Income:
Loans	$12,026	$11,882	$23,815	$24,144
Securities Held-to-Maturity	2,180	2,094	4,403	3,999
Securities Available-for-Sale	5,225	4,757	10,254	9,136
Federal Funds Sold and Interest-bearing Deposits In Other Banks	763	737	1,305	1,953

Total Interest Income	20,194	19,470	39,777	39,232

Interest Expense:
Savings and NOW Deposits	1,337	1,458	2,733	3,072
Money Market Accounts	1,718	1,829	3,653	3,419
Time Deposits	2,561	2,271	5,168	5,187
Securities Sold Under Agreements to Repurchase	117	359	325	875
Other Borrowed Funds and Subordinated Debentures	2,499	2,897	5,144	5,791

Total Interest Expense	8,232	8,814	17,023	18,344

Net Interest Income	11,962	10,656	22,754	20,888

Provision For Loan Losses	1,050	925	2,900	1,625

Net Interest Income After
Provision for Loan Losses	10,912	9,731	19,854	19,263

Other Operating Income
Service Charges on Deposit Accounts	2,006	2,028	4,028	4,009
Lockbox Fees	753	827	1,494	1,599
Net Gain on Sales of Investments	—	2	978	102
Other Income	781	620	1,710	1,189

Total Other Operating Income	3,540	3,477	8,210	6,899

Operating Expenses
Salaries and Employee Benefits	6,541	6,315	13,429	12,605
Occupancy	995	1,079	2,140	2,143
Equipment	654	742	1,282	1,472
FDIC Assessment	1,623	145	2,116	178
Other	2,470	2,462	4,766	4,729

Total Operating Expenses	12,283	10,743	23,733	21,127

Income Before Income Taxes	2,169	2,465	4,331	5,035

Income Tax Expense	162	589	438	1,359

Net Income	$2,007	$1,876	$3,893	$3,676

Century Bancorp, Inc. and Subsidiaries
Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)
(in thousands)

	June 30,	June 30,
	2009	2008
Assets
Cash and Due From Banks	$60,662	$57,223
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	225,120	147,191

Securities Available-For-Sale (AFS)	566,475	421,492
Securities Held-to-Maturity	209,356	192,451

Total Loans	839,887	742,168
Less: Allowance for Loan Losses	12,369	9,710

Net Loans	827,518	732,458

Unrealized Gain(Loss) on Securities AFS	2,004	1,707
Bank Premises and Equipment	21,697	22,449
Accrued Interest Receivable	7,246	6,886
Goodwill	2,714	2,714
Core Deposit Intangible	1,194	1,584
Other Assets	49,156	43,751

Total Assets	$1,973,142	$1,629,906

Liabilities
Demand Deposits	$272,869	$259,514

Interest Bearing Deposits:
Savings and NOW Deposits	472,471	356,144
Money Market Accounts	437,400	280,653
Time Deposits	329,880	270,143

Total Interest Bearing	1,239,751	906,940

Total Deposits	1,512,620	1,166,454

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	96,154	95,100
Other Borrowed Funds	174,401	189,656

Total Borrowed Funds	270,555	284,756

Other Liabilities	30,435	21,298
Subordinated Debentures	36,083	36,083

Total Liabilities	1,849,693	1,508,591

Total Stockholders’ Equity	123,449	121,315

Total Liabilities & Stockholders’ Equity	$1,973,142	$1,629,906

Total Average Earning Assets — QTD	$1,901,684	$1,538,302

Total Average Earning Assets — YTD	$1,840,839	$1,503,302

Century Bancorp, Inc. and Subsidiaries
Consolidated Selected Key Financial Information (unaudited)
(in thousands, except share data)

	June 30,	June 30,
	2009	2008

Performance Measures:

Earnings per average share, basic, quarter	$0.36	$0.34
Earnings per average share, diluted, quarter	$0.36	$0.34
Earnings per average share, basic, year-to-date	$0.70	$0.66
Earnings per average share, diluted, year-to-date	$0.70	$0.66
Return on average assets, year-to-date	0.40%	0.45%
Return on average stockholders’ equity, year-to-date	6.36%	6.09%
Net interest margin (taxable equivalent), quarter	2.64%	2.86%
Net interest margin (taxable equivalent), year-to-date	2.62%	2.85%
Efficiency ratio, year-to-date	73.4%	74.6%
Book value per share	$22.64	$21.76
Tangible book value per share	$21.96	$21.00
Tangible capital / tangible assets	5.97%	6.81%

Common Share Data:
Average shares outstanding, basic, quarter	5,530,724	5,543,781
Average shares outstanding, basic, year-to-date	5,534,233	5,543,792
Average shares outstanding, diluted, quarter	5,531,329	5,546,128
Average shares outstanding, diluted, year-to-date	5,534,345	5,546,423

Shares outstanding Class A	3,503,467	3,516,304
Shares outstanding Class B	2,026,830	2,027,100

Total shares outstanding at period end	5,530,297	5,543,404

Assets Quality and Other Data:

Allowance for loan losses / loans	1.60%	1.24%
Nonaccrual loans	$17,097	$3,282
Nonperforming assets	$17,097	$3,735
Loans 90 days past due and still accruing	$—	$—
Net charge-offs (recoveries), year-to-date	$656	$1,789

Leverage ratio	7.91%	9.22%
Tier 1 risk weighted capital ratio	15.08%	15.66%
Total risk weighted capital ratio	16.33%	16.63%
Total risk weighted assets	$1,061,287	$978,349